UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 27, 2020

Date of Report (Date of earliest event reported)

The Greater Cannabis Company, Inc.

 (Exact Name of Registrant as Specified in Charter)

Florida	000-56027	30-0842570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Walker Ave, Suite 101
Baltimore, MD 21208

(Address of Principal Executive Offices)

(443) 738-4051

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	GCAN	None

Item 1.01 Entry into a Material Agreement

Amendment to the Eagle Securities Purchase Agreement

On January 27, 2020, The Greater Cannabis Company, Inc. (the “Company”) entered into an amendment to the securities purchase agreement (the “SPA”) with Eagle Equities, LLC (“Eagle”) that was signed and delivered on February 12, 2019 pursuant to which the Company and Eagle agreed as follows:

1.	Section 2(c) of the SPA beginning on the 6th line down with the with the words “A subsequent closing” is amended to read in pertinent part as follows:

A subsequent closing of an additional $150,000 in net proceeds to the Company note shall occur on the filing of the Company’s resale registration statement covering the $1,200,000 Note (the “Eagle Note”) being purchased in the SPA. An additional closing of $85,000 in net proceeds to the Company shall occur on the effectiveness of such registration statement, provided that the shares registered under the registration statement are not less than 25,000,000 shares. In addition, the Company agrees to reserve with its transfer agent, 400% of the discount value of the funded balance of the Note at each closing.

All other terms of the SPA remain in full force and effect.

A resale registration statement covering the Eagle Note has been filed and the Company received an additional $150,000 in net proceeds.

GW Note

On January 27, 2020 (the “Issue Date”), the Company issued a 6% Convertible Redeemable Note to GW Holdings Group, LLC (“GW”), having a principal amount of $166,500 of which $13,500 constituted an original issue discount (the “GW Note”). In connection with the GW Note, the Company and GW entered into a Securities Purchase Agreement. The GW Note will mature on January 27, 2021. The GW Note may be pre-paid in whole or in part by paying GW the following premiums:

PREPAY DATE	PREPAY AMOUNT
≤ 30 days	105% * (Principal + Interest (“P+I”)
31- 60 days	110% * (P+I)
61-90 days	115% * (P+I)
91-120 days	120% * (P+I)
121-150 days	125% * (P+I)
151-180 days	130% * (P+I)

Any amount of principal or interest on the GW Note, which is not paid when due shall bear interest at the rate of twenty four (24%) per annum from the due date thereof until the same is paid (“Default Interest”).

2

GW has the right beginning on the date which is one hundred eighty (180) days following the Issue Date to convert all or any part of the outstanding and unpaid principal amount of the GW Note into fully paid and non-assessable shares of common stock of the Company at the conversion price (the “Conversion Price”). The Conversion Price shall be, equal to 55% of the lowest closing price of the Company’s common stock as reported on the National Quotations Bureau OTC Market exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future (“Exchange”), for the fifteen prior trading days including the day upon which a Notice of Conversion is received by the Company. The GW Note contains other customary terms found in like instruments for conversion price adjustments. In the case of an Event of Default (as defined in the GW Note), the GW Note shall become immediately due and payable and interest shall accrue at the rate of Default Interest. Certain events of default will result in further penalties.

The Company has also agreed to amend its registration statement on Form S-1 (333-235938) filed with the SEC on January 16, 2020 to include and register an aggregate 5 million (5,000,000) shares of Common Stock issuable upon the conversion of the GW Note by GW.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Amendment to Eagle Securities Purchase Agreement” and “GW Note” in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

10.1	GW Note dated January 27, 2020
10.2	GW Securities Purchase Agreement dated January 27, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The greater cannabis company, inc. a Florida corporation

Dated: February 3, 2020	By:	/s/ Aitan Zacharin
Chief Executive Officer

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